Exhibit 99.1

FOR IMMEDIATE RELEASE

NOVEMBER 6, 2014

Contact:                Jill McMillan, Director of Communications and Investor Relations

Phone: (214) 721-9271

Jill.McMillan@enlink.com

ENLINK MIDSTREAM ANNOUNCES PUBLIC OFFERING OF SENIOR NOTES

DALLAS, November 6, 2014 — EnLink Midstream Partners, LP (NYSE: ENLK) today announced its intention, subject to market conditions, to offer senior notes in a public offering. EnLink Midstream intends to use the net proceeds from this offering for capital expenditures and general partnership purposes.

MUFG, Morgan Stanley and RBS are acting as representatives and joint book-running managers for the offering. A copy of the preliminary prospectus supplement and base prospectus relating to the offering may be obtained from the following addresses:

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, NY 10019

Attention: Capital Markets Group

Phone: 1-877-649-6848

Morgan Stanley & Co. LLC

180 Varick Street, 2nd Floor

New York, New York

Attention: Prospectus Department

Phone: 1-866-718-1649

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Attention: Syndicate

Phone: 1-866-884-2071

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The senior notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of the preliminary prospectus supplement and accompanying base prospectus.

About the EnLink Midstream Companies

EnLink Midstream is a leading midstream provider formed through the combination of Crosstex Energy and substantially all of the U.S. midstream assets of Devon Energy. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 8,800 miles of gathering and transportation pipelines, 13 processing plants with 3.4 billion cubic feet per day of net processing capacity, seven fractionators with 252,000 barrels per day of net fractionation capacity, as well as barge and rail terminals, product storage facilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Additional information about the EnLink Midstream companies can be found at www.EnLink.com.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements within the meaning of the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the offering. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in EnLink Midstream’s filings with the Securities and Exchange Commission. EnLink Midstream has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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